THIS WARRANT AND THE SHARES OF COMMON STOCK ISSUABLE UPON THE EXERCISE HEREOF HAVE BEEN ISSUED AND SOLD WITHOUT REGISTRATION IN RELIANCE UPON EXEMPTIONS FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933 (THE "1933 ACT") AND SIMILAR LAWS IF THE STATE WHEREIN THE HOLDER RE-SIDES (THE "STATE ACT"). SUCH SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, OR TRANSFERRED OTHER THAN (i) PURSUANT TO AN EFFECTIVE REGISTRATION OR AN EXEMPTION THEREFROM UNDER THE 1933 ACT AND Tf [E STATE ACT AND (ii) UPON RECEIPT BY THE ISSUER OF EVIDENCE SATISFACTORY TO IT OF COMPLIANCE WITH THE 1933 ACT, THE STATE ACT AND THE APPLICABLE SECURITIES LAWS OF ANY OTHER JURISDICTION. THE ISSUER SHALL BE ENTITLED TO REQUIRE AN OPINION OF COUNSEL SATISFACTORY TO IT WITH RESPECT OT COMPLIANCE WITH THE ABOVE LAWS.

                  WARRANT TO PURCHASE UP TO __________SHARES OF
                                  COMMON STOCK
                                       OF
                          BIOSHIELD TECHNOLOGIES, INC.
                             (a Georgia corporation)
                     Not Transferable or Exercisable Except
                        upon Conditions Herein Specified
                          Void after 5:00 O'clock p.m.,
                     Atlanta, Georgia Time, on _______, 2000

BIOSHIELD TECHNOLOGIES, INC., a Georgia corporation (the "Company"), hereby certifies that ______________________ a resident of the State of ___________________ his registered successors and permitted assigns registered on the books of the Company maintained for such purposes as the registered holder hereof (the "Holder"), for value received, is entitled to purchase from the Company the number of fully paid and nonassessable shares of common stock of the Company ( the "Common Stock"), stated above ( the "Shares") at the purchase price of $_________ per Share (the "Exercise Price") (the number of Shares and Exercise Price subject to adjustment as hereinafter provided) upon the terms and conditions herein provided.

Exercise of Warrant.

         (a) Subject to subsection (b) of this Section 1, upon presentation and surrender of this Warrant Certificate, with an approved purchase form duly executed, at the principal office of the Company at 4405 International Blvd., Suite B 109, Norcross, Georgia 30093, or at such other place as the Company may designate by notice to the Holder hereof, together with a certified or bank cashier's check payable to the order of the Company in the amount of the Exercise Price times the number of Shares being purchased, the Company shall deliver to the Holder hereof, as promptly as the Company shall deliver to the Holder hereof, as promptly as practicable, certificates representing the Share being purchased. This Warrant may be exercised in whole or in part; and, in case of exercise hereof in part only, the Company, upon surrender hereof, will deliver to the Holder a new Warrant Certificate or Warrant Certificates of like tenor entitling the Holder to purchase the number of Shares as to which this Warrant has not been exercised.

         (b) This Warrant may be exercised in whole or in part any time prior to 5:00 o'clock p.m., Atlanta, Georgia time, on _____________, 1999 (the time period from the date of this Warrant through 5:00 o'clock p.m., Atlanta, Georgia time, on _________________ , 1999 being referred to herein as the "Initial Term") ; provided, however, that this Warrant shall thereafter be exercisable at any time prior to 5:00 o'clock p.m., Atlanta, Georgia time, on 2000, in whole or in part with respect to the number of fully paid and nonassessable shares of Common Stock equal to the lesser of (i) 50% of the Shares which were originally subject to this Warrant, or (ii) the Shares remaining subject to exercise hereunder after expiration of the Initial Term (such number of shares being referred to as the "Shares" after the expiration of the Initial Term).

2. Exchange and Transfer of Warrant. This Warrant Certificate (a) at any time prior to the exercise hereof, upon presentation and surrender to the Company, may be exchanged, alone or with other Warrant Certificates of like tenor registered in the name of the Holder, for another Warrant Certificate or Warrant Certificates of like tenor in the name of such Holder exercisable for the same aggregate number of Shares as the Warrant Certificate or Warrant Certificates surrendered, (b) may not be sold, transferred, hypothecated or assigned, in whole or in part, without the prior written consent of the Company, with the exception of any direct family member.

Rights and Obligations of Warrant Holder.

         (a) The Holder of this Warrant Certificate shall not, by virtue hereof, be entitled to any rights of a shareholder in the Company, either at law or in equity-, provided, however, in the event that any certificate representing the Shares is issued to the Holder hereof upon exercise of this Warrant, such Holder shall, for all purposes, be deemed to have become the holder of record of such Shares on the date on which this Warrant Certificate, together with a duly executed Purchase Form, was surrendered and payment of the Exercise Price was made, irrespective of the date of delivery of such Share certificate. The rights of the Holder of this Warrant are limited to those expressed herein and the Holder of this Warrant, by its acceptance hereof, consents to and agrees to be bound by and to comply with all the provisions of this Warrant Certificate, including, without limitation, all the obligations imposed upon the Holder hereof by Sections 2 and 5 hereof. In addition, the Holder of this Warrant Certificate, by accepting the same, agrees that the Company may deem and treat the person in whose name this Warrant Certificate is registered on the books of the Company maintained for such purpose as the absolute, true and lawful owner for all purposes whatsoever, notwithstanding any notation of ownership or other writing hereon, and the Company shall not be affected by any notice to the contrary.

         (b) The Holder of this Warrant Certificate, as such, shall not be entitled to vote or receive dividends or to be deemed the holder of Shares for any purpose, nor shall anything contained in this Warrant Certificate be construed to confer upon the Holder of this Warrant Certificate, as such, any of the rights of a shareholder of the Company including but not limited to any right to vote, give or withhold consent to any action by the Company, whether upon any recapitalization, issue of stock, reclassification otherwise, receive notice of meetings or other action affecting shareholders (except for the notices provided for herein), receive dividends, receive subscription rights, or any other right, until this Warrant shall have been exercised and the Shares purchasable upon the exercise hereof shall have become deliverable as provided herein; provided, however, that any such exercise on any date when the stock transfer books of the Company shall be closed shall constitute the person or persons in whose name or names the certificate or certificates for those Shares are to be issued as the record holder or holders thereof for all purposes at the opening of business on the next succeeding day on which such stock transfer books are open, and the Warrant surrendered shall not be deemed to have been exercised, in whole or in part as the case may be, until the next succeeding day on which stock transfer books are open for the purpose of determining entitlement to dividends on the Company's common stock.

4. Shares Underlying Warrant. The Company covenants and agrees that all Shares delivered upon exercise of this Warrant shall, upon delivery and payment therefor, be duly and validly authorized and issued, fully paid and nonassessable, and free from all liens and charges with respect to the purchase thereof.

5.       Disposition of Warrants or Shares.

         (a) The Holder of this Warrant Certificate and any transferee hereof or of the Shares issuable upon the exercise of this Warrant, by their acceptance hereof or thereof, hereby understand and agree that this Warrant, and the Shares issuable upon the exercise hereof, have not been registered under either the Securities Act of 1933 (the "1933 Act") or applicable state securities laws (the "Sate Acts") and shall not be sold, pledged, hypothecated, donated or otherwise transferred (whether or not for consideration) except upon the issuance to the Company of a favorable opinion of counsel or submission to the Company of such evidence as may be satisfactory to counsel to the Company, in each such case, to the effect that any such transfer shall not be in violation of the Act and the State Acts. It shall be a condition to the transfer of this Warrant that any transferee hereof deliver to the Company its written agreement to accept and be bound by all of the terms and conditions of this Warrant Certificate.

         (b) The stock certificates of the Company that will evidence the Shares issuable upon the exercise hereof may be imprinted with a conspicuous legend in substantially the following form:

         The securities represented by this certificate have not been registered under either the Securities Act of 1933 (the "Act") or applicable state securities laws (the "State Acts") and shall not be sold, pledged, hypothecated, donated or otherwise transferred (whether or not for consideration) by the holder except upon the issuance to the Company of a favorable opinion of its counsel or submission to the Company of such other evidence as may be satisfactory to counsel to the Company, in each case, to the effect that any such transfer shall not be in violation of the Act and the State Acts.

         The Company does not file, and does not in the foreseeable future contemplate filing, periodic reports with the Securities and Exchange Commission ("SEC") pursuant to the provisions of the Securities Exchange Act of 1934, as amended. The Company has not agreed to register any of the Shares issuable upon the exercise hereof for distribution in accordance with the provisions of the Act or the State Acts, and the Company has not agreed to comply with any exemption from registration under the Act or the State Acts for the resale of such Shares. Hence, it is the understanding of the Holder of this Warrant that by virtue of the provisions of certain rules respecting "restricted securities" promulgated by the SEC, the Shares issuable upon the exercise hereof may be required to be held indefinitely, unless and until registered under the Act and the State Acts, unless an exemption from such registration is available, in which case the Holder may still be limited as to the number of such Shares that may sold.

6. Adjustments. The number of Shares purchasable upon the exercise of this Warrant is subject to adjustment from time to time upon the occurrence of any of the events enumerated below.

         (a) In case the Company shall: (i) subdivide its outstanding shares of Common Stock into a greater number of shares of Common Stock, or (ii) combine its outstanding shares of Common Stock into a smaller number of shares of Common Stock, the amount of Shares purchasable upon the exercise of this Warrant immediately prior thereto shall be adjusted so that the Holder shall be entitled to receive upon exercise of this Warrant that number of Shares which such Holder would have owned or would have been entitled to receive after the happening of such event had such Holder exercised this Warrant immediately prior to the effective date. An adjustment made pursuant to this subsection (a) shall be made whenever any of such events shall occur, but shall become effective retroactively after such record date or such effective date, as the case may be, as to any portion of this Warrant exercised between such record date or effective date and date of happening of any such event.

         (b) No adjustment shall be required unless such adjustment would require an increase or decrease of at least I percent in the number of Shares purchasable hereunder; provided, however, that any adjustments which by reason of this subsection (b) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this
Section 6 shall be made to the nearest one-hundredth of a Share.

         (c) Whenever the number of Shares purchasable hereunder is adjusted as herein provided, the Company shall cause to be mailed to the Holder in accordance with the provisions of this Section 6 a notice (i) stating that the number of Shares purchasable upon exercise of this Warrant have been adjusted,
(ii) setting forth the adjusted number of Shares purchasable upon the exercise of this Warrant, and (iii) showing in reasonable detail the computations and the facts, including the amount of consideration received or deemed to have been received by the Company, upon which such adjustments are based.

7. Fractional Shares. The Company shall not be required to issue any fraction of a Share upon the exercise of this Warrant or any portion hereof. If more than one Warrant Certificate (each such Warrant Certificate representing a portion of this Warrant) shall be surrendered for exercise at one time by the same Holder, the number of full Shares which shall be issuable upon exercise thereof shall be computed on the basis of the aggregate number of Shares represented by the Warrant Certificates surrendered. If any fractional interest in a Share shall be issuable upon exercise thereof shall be computed on the basis of the aggregate number of Shares represented by the Warrant Certificates surrendered. If any fractional interest in a Share shall be deliverable upon the exercise of this Warrant, the Company shall make an adjustment therefor in cash equal to such fraction multiplied by the Current Market Price of the Shares on the business day next preceding the day of exercise.

8.       [Intentionally omitted.]

9.       [Intentionally omitted.]

10. Loss or Destruction. Upon receipt of evidence satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant Certificate and, in the case of any such loss, theft or destruction, upon delivery of an indemnity agreement or bond satisfactory in form, substance and amount to the Company or, in the case of any such mutilation, upon surrender and cancellation of this Warrant Certificate, the Company at its expense will execute and deliver, in lieu thereof, a new Warrant Certificate of like tenor.

11. Survival. The various rights and obligations of the Holder hereof as set forth herein shall survive the exercise of this Warrant at any time or from time to time and the surrender of this Warrant Certificate.

12.  Notices.  Whenever  any  notice,  payment  of any  purchase  price or other communication is required to be given or delivered under the terms of this Warrant, it shall be in writing and delivered by hand delivery or registered or certified United States mail, postage prepaid, and will be deemed to have been given or delivered on the date such notice, purchase price or other communication is so delivered or posted, as the case may be, and, if to the Company, it will be addressed to the address specified in Section I hereof, and if to the Holder, it will be addressed to the registered Holder at his address as it appears on the books of the Company.

                                              BIOSHIELD TECHNOLOGIES, INC.

                                              By: __________________________
                                              Title: _______________________

                                              Date: __________ _____________
                                                             [CORPORATE SEAL]
ATTEST:

By: _______________________________
        ASSISTANT SECRETARY

HOLDER:

Name: _____________________________

Address: ____________________________
            ============================